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                                                                   Exhibit 99.2

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         LOUIS DREYFUS NATURAL GAS CORP.
                           14000 QUAIL SPRINGS PARKWAY
                                    SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73134

     The undersigned hereby appoints Kevin R. White and David B. Oshel as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all of the shares of Common Stock of Louis Dreyfus Natural Gas Corp. held of record by the undersigned on the record date at the Special Meeting of
Stockholders to be held on                 , 1997 or any reconvention thereof.

       (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)








                                                       Please mark
                                                       your votes as
                                                       indicated in
                                                       this example.
                                                            /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

Item 1 -  PROPOSAL TO  APPROVE AND ADOPT AN AGREEMENT AND PLAN OF
          REORGANIZATION, DATED AS OF JUNE 24, 1997, AS AMENDED, BETWEEN LOUIS DREYFUS NATURAL GAS CORP. ("LDNG") AND AMERICAN EXPLORATION COMPANY ("AMERICAN") PROVIDING FOR THE MERGER OF AMERICAN WITH AND INTO LDNG, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY
          STATEMENT/PROSPECTUS.

               FOR            AGAINST        ABSTAIN

               / /             / /             / /



In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting. If any other business is presented at the Special Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. As to Item 1, this Proxy will be voted as directed, but if no directions are indicated, it will be voted for proposal described in Item 1.

Signature(s)                                             Date
             -----------------------------------------        -----------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.